CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                     OF THE

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                         CITADEL SECURITY SOFTWARE INC.

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

     CITADEL SECURITY SOFTWARE INC., a Delaware corporation (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

     RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Company's Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Company's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"),
                                                              ---------------
and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.     DESIGNATION.
       -----------

     The designation of this series, which consists of fifteen thousand (15,000) shares of Preferred Stock, is the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The face amount of each share of Series A Preferred
  -----------------------
Stock (each, a "Preferred Share" and collectively, the "Preferred Shares") shall
                ---------------                         ----------------
be  One  Thousand  Dollars  ($1,000)  (the  "Stated  Value").
                                             -------------

2.     CERTAIN  DEFINITIONS.
       --------------------

     "Business  Day"  means  any day other than a Saturday, a Sunday or a day on
      -------------
which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

     "Certificate"  means  this  Certificate  of  Designations,  Preferences and
      -----------
Rights.

     "Change  of  Control"  means  the  existence  or  occurrence  of any of the
      -------------------
following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company; and (e) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors of the Company.

     "Closing  Bid  Price"  shall mean, for the Common Stock as of any date, the
      -------------------
closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or if the Principal
                                               ---------
Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. Such investment banking firm's determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

     "Common  Stock" means the Company's common stock, par value $.01 per share.
      -------------

     "Continuing  Director" means at any date a member of the Company's Board of
      --------------------
Directors (i) who was a member of such board on the Issue Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were continuing directors at the time such committee was formed.

     "Conversion  Price"  means $5.00, subject to adjustment as provided herein.
      -----------------

     "Default  Interest  Rate"  means the lower of fifteen percent (15%) and the
      -----------------------
highest  rate  permitted  by  applicable  law.

     "Effective  Date"  means  the  date  on which the Registration Statement is
      ---------------
declared  effective  by  the  Securities  and  Exchange  Commission.

     "Holder"  means  any  holder  of  Preferred  Shares.
      ------

     "Issue Date" means the first date on which the Company issues any shares of
      ----------
Series  A  Preferred  Stock.

     "Junior  Securities"  means the Common Stock and all other capital stock of
      ------------------
the Company that does not constitute Pari Passu Securities or Senior Securities.

     "Liquidation  Preference"  with  respect to a Preferred Share shall mean an
      -----------------------
amount equal to the Stated Value of such Preferred Share plus all accrued but unpaid Dividends thereon.

     "Market  Price"  means,  as  of  a  particular  date, the lesser of (i) the
      -------------
average of the Closing Bid Prices for the Common Stock for each Trading Day occurring during the ten (10) Trading Day period ending on (and including) the Trading Day immediately preceding such date and (ii) the Closing Bid Price on the Trading Day immediately preceding such date.

     "Maturity  Date"  means  the  fourth  (4th)  anniversary of the Issue Date.
      --------------

     "Milestone"  means  each  of  the  following  events:
      ---------

                    (i) the Registration Statement shall have been declared effective and shall be available to the Holder, and shall cover the number of Registrable Securities required by the Registration Rights Agreement;

                    (ii)     the  Common  Stock  shall  be  listed on the Nasdaq
          National  Market,  the  Nasdaq  SmallCap  Market or the New York Stock
          Exchange and trading in the Common Stock on such market or exchange shall not have been suspended;

                    (iii) a Mandatory Redemption Event (as defined below), or an event that with the passage of time or giving of notice, or both, would constitute a Mandatory Redemption Event, shall not have occurred and be continuing; and

                    (iv) the Closing Bid Price shall be equal to at least 175% of the Conversion Price then in effect (subject to adjustment for stock splits, stock dividends and similar events).

     "Pari  Passu  Securities"  means any securities ranking by their terms pari
      -----------------------
passu with the Series A Preferred Stock in respect of redemption or distribution upon liquidation.

     "Principal  Market"  means  the  principal securities exchange or market on
      -----------------
which  the  Common  Stock  is  listed  or  traded.

     "Registration  Rights  Agreement" means the agreement pursuant to which the
      -------------------------------
Company has agreed to register the resale of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

     "Registration  Statement"  has  the  meaning  set forth in the Registration
      -----------------------
Rights  Agreement.

     "Securities  Purchase  Agreement" means the agreement pursuant to which the
      -------------------------------
Company  issued  the  Preferred  Shares.

     "Senior Securities" means (i) any debt issued or assumed by the Company and
      -----------------
(ii) any securities of the Company which by their terms have a preference over the Series A Preferred Stock in respect of redemption or distribution upon liquidation.

     "Trading Day" means any day on which the Common Stock is purchased and sold
      -----------
on the principal securities exchange or market on which the Common Stock is then listed or traded.

     "Warrants"  means  the  warrants  issued  by  the  Company  pursuant to the
      --------
Securities  Purchase  Agreement.

     All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

3.     PRIORITY  IN  LIQUIDATION.
       -------------------------

     Upon the occurrence of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Company or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Company whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company (each, a "Liquidation Event"), no distribution shall
                                      -----------------
be made to the holders of any shares of Junior Securities unless each Holder shall have received the Liquidation Preference with respect to each Preferred
Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, the assets available for distribution to the Holders and the holders of Pari Passu Securities are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Company shall be distributed ratably among the Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

4.     DIVIDENDS.
       ---------

     (a)     Dividend Rate; Payment.  Each Holders shall be entitled to receive,
             ----------------------
to the extent permitted by applicable law, in preference to the payment of any dividend on any class or series of Junior Securities, cumulative dividends ("Dividends") on each Preferred Share in an amount equal to, on an annualized
  ---------
basis,  the  Stated  Value  of  such  Preferred  Share  times five percent (5%);
                                                        -----
provided, however, that if Dividends are paid in shares of Common Stock pursuant
--------  -------
to  the Stock

Payment Option (as defined below), such percentage shall be deemed to be six percent (6%) and to have accrued at such rate at all times following the Issue Date. Dividends shall accrue, whether or not earned or declared, on each Preferred Share from the Issue Date through the earlier to occur of (A) the Maturity Date (as defined below) and (B) the redemption or conversion of such Preferred Share in accordance with the terms hereof. Accrued Dividends on a
Preferred Share shall be payable quarterly on each April 1, July 1, October 1 and January 1 of each calendar year following the Issue Date, commencing on April 1, 2004, and on the Maturity Date (each, a "Dividend Payment Date").
                                                        ---------------------
Dividends for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 365-day year for the actual number of days elapsed.

     (b)     Payment  on  Junior Securities. As long as any Preferred Shares are
             ------------------------------
outstanding, the Company shall not, unless full cumulative Dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding Preferred Shares, (i) declare, pay or set apart any amount for dividends on, or make any other distribution in cash or other property in respect of any shares of Junior Securities other than a dividend payable solely in Junior Securities, (ii) purchase, redeem or otherwise acquire for value any shares of Junior Securities, directly or indirectly, other than as a result of reclassification of Junior Securities or the exchange or conversion of one type of Junior Securities for or into another type of Junior Securities, or (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any share of Junior Securities.

     (c)     Stock  Payment  Option; Payment of Cash Dividends.  Dividends shall
             -------------------------------------------------
be  paid  either  in  cash  or, at the option of the Company (the "Stock Payment
                                                                   -------------
Option"),  and  subject  to  the  satisfaction  of  the  conditions set forth in
------
paragraph  (d)  below (the "Stock Payment Conditions"), in shares (the "Dividend
                            ------------------------                    --------
Payment  Shares")  of  Common Stock. Cash Dividends shall be paid to each Holder
---------------
within five (5) Business Days following the applicable Dividend Payment Date by delivering immediately available funds to such Holder in accordance with such Holder's wiring instructions. Any Dividends payable in cash which are not paid within five (5) Business Days of the applicable Dividend Payment Date shall bear interest until paid at an annual rate equal to the Default Interest Rate.

     (d)     Conditions  to  Stock  Payment  Option.  If  the  Company wishes to
             --------------------------------------
exercise the Stock Payment Option, it may do so only if each of the following conditions has been satisfied as of the relevant Dividend Payment Date:

          (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is sufficient to pay the sum of (x) the number of Conversion Shares issuable upon the conversion in full of the Preferred Shares (without regard to any limitation on such conversion) plus (y) the number of Warrant Shares issuable upon the exercise n full of the Warrant Shares (without regard to any limitation on such exercise) plus (z) the number of Dividend Payment Shares issuable pursuant to the exercise of the Stock Payment Option;

          (ii) the Common Stock is authorized for quotation on the Nasdaq SmallCap Market or Nasdaq National Market or listed on the New York Stock Exchange;

          (iii) the Registration Statement (as defined in the Registration Rights Agreement) is effective and available for the resale of the Dividend Payment Shares by the Holder or such shares are eligible for resale to the public pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"); and
                                                           ---------------

          (iv) a Mandatory Redemption Event (as defined herein) has not occurred and is not continuing, and no event has occurred that with the giving of notice or passage of time, or both, would constitute a Mandatory Redemption Event.

     (e)     Exercise  of  Stock  Payment  Option.  In  order for the Company to
             ------------------------------------
exercise the Stock Payment Option with respect to a Dividend Payment Date, it must deliver written notice thereof (a "Stock Payment Exercise Notice") to each
                                         -----------------------------
Holder on or before the tenth (10th) Business Day prior to such Dividend Payment Date. Upon delivering a Stock Payment Exercise Notice to a Holder, the Company thereafter shall be irrevocably bound by its election made therein, subject to the satisfaction of the Stock Payment Conditions, to deliver Dividend Payment Shares on the applicable Dividend Payment Share Delivery Date (as defined below). In the event that the Company does not deliver a Stock Payment Exercise Notice within the time frame specified in the first sentence of this paragraph
(e), or if the Stock Payment Conditions are not satisfied as of the relevant Dividend Payment Date, the Company shall pay the Dividends due on such Dividend Payment Date in cash.

     (f)     Delivery  of  Dividend  Payment Shares.  Upon exercise of the Stock
             --------------------------------------
Payment Option, the Company shall deliver to each Holder, on or before the third
(3rd) Business Day following the applicable Dividend Payment Date (the "Dividend
                                                                        --------
Payment  Share  Delivery  Date"), the aggregate number of whole Dividend Payment
------------------------------
Shares that is determined by dividing (x) the amount of the Dividend to which such Holder is entitled as of such Dividend Payment Date with respect to all of such Holder's Preferred Shares by (y) the Conversion Price in effect on such Dividend Payment Date. The Company shall effect delivery of Dividend Payment Shares to a Holder by, as long as the Company's transfer agent ("Transfer
                                                                        --------
Agent")  is participating in the Depository Trust Company ("DTC") Fast Automated
-----                                                       ---
Securities  Transfer  program  ("FAST"), crediting the account of such Holder or
                                 ----
its nominee at DTC with the number of Dividend Payment Shares required to be delivered, no later than the close of business on such Dividend Payment Share Delivery Date. In the event that the Transfer Agent is not a participant in FAST as of the applicable Dividend Payment Share Delivery Date, or if a Holder specifies in the applicable Conversion Notice (as defined below) or otherwise notifies the Company in writing prior to the applicable Dividend Payment Date that such Holder wishes to receive physical certificates, the Company shall effect delivery of Dividend Payment Shares by delivering to the Holder or its nominee physical certificates representing such Dividend Payment Shares, no later than the close of business on such Dividend Payment Share Delivery Date. No fractional Dividend Payment Shares shall be issued; the Company shall, in lieu thereof, either issue a number of Dividend Payment Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Dividend Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company.

     (g)     Failure  to Deliver Dividend Payment Shares.  In the event that the
             -------------------------------------------
Company fails for any reason to deliver to a Holder certificates representing the appropriate number of Dividend Payment Shares on or before the Dividend Payment Share Delivery Date therefore, and such failure continues for three (3) Business Days following such Dividend Payment Share Delivery Date, the Company Shall pay  to such Holder payments in the amount of (i) (N/365) multiplied by (ii) the
                                                          -------------
amount of such Dividend multiplied by (iii) the Default Interest Rate, where "N"
                        -------------
equals the number of days elapsed between the original Dividend Payment Share Delivery Date for such Dividend Payment Shares and the date on which all of the certificates representing such Dividend Payment Shares are issued and delivered to such Holder. Amounts payable under this subparagraph (g) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued. Each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Dividend Payment Shares on the Dividend Payment Share Delivery Date for a Dividend, including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Dividend Payment Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B)
                                                                       -----
the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Dividend Payment Shares issued by the Company with respect to such Dividend, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

5.     CONVERSION.
       ----------

     (a)     Right  to Convert.  Each Holder shall have the right to convert, at
             -----------------
any time and from time to time after the Issue Date, all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable shares ("Conversion Shares") of the Common Stock as is determined
                        -----------------
in  accordance  with  the  terms  hereof  (a  "Conversion").
                                               ----------

     (b)     Conversion  Notice.  In order to convert Preferred Shares, a Holder
             ------------------
shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice"), in
 ----------------                                        -----------------
substantially the form of Exhibit A hereto, to the Company stating the number of Preferred Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Company. The Company shall issue a new certificate for Preferred Shares to the Holder in the event that less than all of the Preferred Shares represented by a certificate are converted; provided, however, that the
                                                     --------  -------
failure of the Company to deliver such new certificate shall not affect the ability of the Holder to submit a further Conversion Notice with respect to such Preferred Shares and, in such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to Section 6 below), the Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in paragraph 5(d) below and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of such Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company's receipt of such Holder's Conversion Notice (such 5th Business Day being referred to herein as the "Disputed Share
                                                                  --------------
Calculation  Date").  Such  accountant's  calculation shall be deemed conclusive
-----------------
absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c)     Number of Conversion Shares.  The number of Conversion Shares to be
             ---------------------------
delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Preferred Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

     (d)     Delivery  of  Conversion  Shares.  Upon  receipt of a fax copy of a
             --------------------------------
Conversion Notice from a Holder, the Company shall, no later than the close of business on the earlier to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the date after the date on which the Company receives the original Conversion Notice and
Preferred  Shares  (the  "Delivery  Date"),  issue  and  deliver or caused to be
                          --------------
delivered to such Holder the number of Conversion Shares determined pursuant to paragraph 5(c) above, provided, however, that any Conversion Shares that are the
                      --------  -------
subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to such Holder by, as long as the Transfer Agent participates in FAST, crediting the account of such Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to such Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next closest number of Conversion Shares. Conversion Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Conversion Shares
(x) is covered by an effective Registration Statement (as defined in the Registration Rights Agreement), (y) has been made pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or (z) may be made
                                            --------------
pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

     (e)     Failure  to  Deliver  Conversion  Shares.
             ----------------------------------------

          (i) In the event that, for any reason, a Holder has not received certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 5(d) above) representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefore (a "Conversion Default"), and such failure to deliver
                               ------------------
certificates continues for ten (10) Business Days following the delivery of written notice thereof from such Holder (such tenth Business Day being referred to herein as the "Conversion Default Date"), the Company
                      -------------------------
shall  pay to such Holder payments ("Conversion Default Payments") in the amount
                                     ---------------------------
of  (A) "N" multiplied by (B) the aggregate Stated Value of the Preferred Shares
            -------------
which  are  the subject of such Conversion Default multiplied by (C) one percent
                                                   -------------
(1%), where "N" equals the number of days elapsed between the Conversion Default Date and the date on which all of the certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 5(d) above) representing such Conversion Shares are issued and delivered to such Holder. Amounts payable hereunder shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

          (ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale lawfully effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate Conversion Price for
                                    -----
such Conversion Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

     (f)     Conversion  at  Maturity.  On the Maturity Date, the Company shall,
             ------------------------
at its option, either (i) require that each Preferred Share then outstanding automatically convert into Conversion Shares or (ii) pay to the Holder thereof cash in the amount of the Liquidation Preference for each Preferred Share then outstanding; provided, however, that if, on the Maturity Date, (i) the number of
             --------  -------
shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is not sufficient to effect the issuance and delivery of the number of Conversion Shares into which all outstanding Preferred Shares are then convertible, (ii) the Common Stock is not designated for quotation or listed on the Nasdaq SmallCap Market, the Nasdaq National Market or the New York Stock Exchange or trading in the Common Stock on such market or exchange has been suspended, or (iii) a Mandatory Redemption Event (as defined), or an event that with the giving of notice or passage of time, or both, would constitute a Mandatory Redemption Event, has occurred and is continuing, the Company shall be required to pay to the Holder thereof cash in the amount of the Liquidation Preference for each Preferred Share then outstanding. Any amounts of cash due on the Maturity Date that are not paid within five (5) Business Days thereof shall bear interest until paid at the Default Interest Rate.

6.     CONVERSION  LIMITATIONS.
       -----------------------

     In no event shall a Holder be permitted to convert any Preferred Shares in excess of the number of such shares, upon the Conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph 6) plus (y) the number of shares of Common Stock issuable upon the
               ----
Conversion of such Preferred Shares, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether Preferred Shares are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder's representation that the Preferred Shares specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this paragraph
6. The limitation contained in this paragraph 6 shall not apply, effective upon written notice from a Holder to the Company, at any time after the public announcement of a Major Transaction (as defined below) or on the Maturity Date.

7.     ADJUSTMENT  TO CONVERSION PRICE. The Conversion Price shall be subject to
       -------------------------------
adjustment from time to time as provided in this Section 7. In the event that any adjustment of the Conversion Price required herein results in a fraction of a cent or fraction of a share, as applicable, the Conversion Price shall be rounded up or down to the nearest cent or share, as applicable.

     (a)     Subdivision or Combination of Common Stock.  If the Company, at any
             ------------------------------------------
time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionally increased.

     (b)     Distributions.  If  the  Company  shall  declare  or  make  any
             -------------
distribution  of  its  assets  (or  rights  to acquire its assets) to holders of
Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"),
                                                                 ------------
the  Company  shall deliver written notice of such Distribution (a "Distribution
                                                                    ------------
Notice") to each Holder at least fifteen (15) Business Days prior to the earlier
------
to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (ii) the date on which such Distribution is
                   -----------
made  (the  "Distribution Date").  In the Distribution Notice, the Company shall
             -----------------
indicate that each Holder shall be entitled to receive either (A) the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Record Date therefore of a number of shares of Common Stock into which the Preferred Shares held by such Holder are convertible as of such Record Date (such number of shares to be determined at the Conversion Price then in effect and without giving effect to any limitations on such conversion) or (B) a reduction in the Conversion Price as of the Record Date therefore, such reduction to be effected by reducing the Conversion Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the
                                                                  ----------
number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company's Board of Directors. If the Company does not notify the Holders of whether it has elected clause (A) or (B) in the preceding sentence on or prior to the Distribution Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

     (c)     Dilutive  Issuances.
             -------------------

          (i)     Adjustment  Upon Dilutive Issuance.  If, at any time after the
                  ----------------------------------
Issue Date, the Company issues or sells, or in accordance with paragraph (c)(ii) below, is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a "Dilutive
                                                                        --------
Issuance"),  then  the  Conversion  Price  shall  be  adjusted  as  follows:
--------

               (A) If such Dilutive Issuance occurs prior to the Effective Date, then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below). Notwithstanding the foregoing, prior to the Effective Date, the Company will not engage in any transaction that would result in the issuance or deemed issuance of shares of Common Stock) for no consideration.

               (B) If such Dilutive Issuance occurs on or after the Effective Date,, then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

                                    N0 + N1
                                    -------
                                    N0 + N2

     where:

               N0  =     the  number  of  shares  of  Common  Stock  outstanding
                         immediately  prior  to  the  issuance,  sale  or deemed
                         issuance  or  sale  of such additional shares of Common
                         Stock  in  such  Dilutive Issuance (without taking into
                         account  any  shares  of  Common  Stock  issuable  upon
                         conversion,  exchange  or exercise of any securities or
                         other  instruments  which  are  convertible  into  or
                         exercisable  or  exchangeable  for  Common  Stock
                         ("Convertible  Securities")  or  options,  warrants  or
                           -----------------------
                         other  rights to purchase or subscribe for Common Stock
                         or  Convertible  Securities  ("Purchase  Rights"));
                                                        ----------------

               N1  =     the  number  of  shares  of  Common  Stock  which  the
                         aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below) would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

               N2  =     the number of such additional shares of Common Stock so
                         issued,  sold or deemed issued or sold in such Dilutive
                         Issuance.

               Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Conversion Price.

               (ii)     Effect  On  Conversion  Price  Of  Certain  Events.  For
                        --------------------------------------------------
     purposes  of  determining  the adjusted Conversion Price under subparagraph
     (i)  of  this  paragraph  (c),  the  following  will  be  applicable:

               (1)     Issuance  Of  Purchase  Rights.  If the Company issues or
                       ------------------------------
     sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration (without giving effect to any anti-dilution provisions), if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of
                                                            ----
     Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in subparagraph (ii)(2) below), by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). Except as provided in subparagraph (ii)(3) below, no further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

               (2)     Issuance  Of  Convertible  Securities.  If  the  Company
                       -------------------------------------
     issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such
     Convertible  Securities  (without  giving  effect  to  any  anti-dilution provisions)  shall,  as  of  the  date  of  the
     issuance or sale of such Convertible Securities, be deemed to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or Conversion Price or exchange ratio, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in this subparagraph (ii)(2)), by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or Conversion Price or exchange ratio (a "Variable Rate Convertible
                                                  ---------------------------
     Security"),  then  for  purposes of the first sentence of this subparagraph
     --------
     (ii)(2), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable Market Price"), and, further, if the conversion price of
      ------------------------------
     such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 7(c) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

               (3)     Change In Option Price Or Conversion Rate.  If there is a
                       -----------------------------------------
     change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities the adjustment for which is not otherwise covered under subparagraph (ii)(2) above; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock, then in any such case, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

               (4)     Calculation  Of  Consideration  Received.  If  any Common
                       ----------------------------------------
     Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefore will be the amount received by the Company therefore. In case any

     Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company
     (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefore will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three Business Days after receipt thereof from the Company, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

               (iii)     Exceptions  To  Adjustment  Of  Conversion  Price.
                         -------------------------------------------------
     Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this Section 7(c) upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (I) securities
                                       -------------------
     purchased under the Securities Purchase Agreement and securities issued upon conversion or exercise of the Preferred Stock or the Warrants; (II) shares of Common Stock issuable or issued to employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or agreements or restricted stock plans or agreements in effect as of the Issue Date and up to an additional 500,000 shares of Common Stock issuable or issued to employees or directors from time to time upon the exercise of options, which may be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or agreements or restricted stock plans or agreements approved by the independent directors of the Board of Directors after the Issue Date; (III) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; and (IV) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition.

               (iv)     Notice  Of  Adjustments.  Upon  the  occurrence  of each
                        -----------------------
     adjustment or readjustment of the Conversion Price pursuant to this Section 7(c) resulting in a change in the Conversion Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Series A Preferred Stock, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of a Holder, furnish to such Holder a like certificate setting forth (I) such adjustment or readjustment or change, (II) the Conversion Price at the time in effect and (III) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Series A Preferred Stock.

     (d)     Major  Transactions.  In  the  event  of  a  merger, consolidation,
             -------------------
business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), the
                                                        -----------------
Company will give the Holder at least thirty (30) days written notice prior to the closing of such Major Transaction, and: (i) each Holder shall be permitted to convert the Preferred Shares held by such Holder in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to such Holder for such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that a Holder retains any Preferred Shares following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to the Series A Preferred Stock, with such adjustments to the Conversion Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of the Series A Preferred Stock to such Holder.

     (e)     Adjustments; Additional Shares, Securities or Assets.  In the event
             ----------------------------------------------------
that at any time, as a result of an adjustment made pursuant to this Section 7, each Holder shall, upon conversion of such Holder's Preferred Shares, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 7.

8.     FORCED  CONVERSION.
       ------------------

     (a)     Forced  Conversion.  In  the  event  that all of the Milestones are
             ------------------
satisfied on each Trading Day occurring during any period of twenty-two (22) consecutive Trading Days commencing after the Issue Date (a "Forced Conversion
                                                               -----------------
Period"),  the  Company  shall  have  the  right  to  require  Conversion of the
------
Preferred Shares then outstanding (a "Forced Conversion"). In the event of a Forced Conversion, the Company and the Holder shall follow the procedures for
------------------
Conversion set forth in Section 5 above, with the Forced Conversion Date (as defined below) deemed to be the Conversion Date for purposes of Section 5, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of Section 5.

     (b)     Forced  Conversion  Notice.  In order to effect a Forced Conversion
             --------------------------
hereunder, the Company must deliver to each Holder written notice thereof (a "Forced Conversion Notice") on or before 5:00 p.m. (eastern time) on the
 --------------------------
Business Day immediately following the last Trading Day of the Forced Conversion Period (such Business Day, the "Forced Conversion Date") and, at the same time
                                  ----------------------
that it delivers such notice, the Company shall send a copy of such notice by email to each Holder as long as such Holder has provided an email address to the Company. Notwithstanding the delivery by the Company of a Forced Conversion Notice, nothing contained herein shall be deemed to limit in any way (i) the right of a Holder to convert such Holder's Preferred Shares prior to the Forced Conversion Date or (ii) the availability of any and all remedies that are provided to a Holder hereunder, including without limitation in the event that the Company fails to deliver Conversion Shares upon a Forced Conversion as required by the terms of Section 5 hereof. The Forced Conversion Notice shall specify the aggregate Stated Value of the Preferred Shares that are subject to the Forced Conversion; provided, however, that the Forced Conversion shall not be effective to the extent that the Forced Conversion violates Section 6 of this
                                                               ---------
Agreement, and (ii) shall be allocated among the holders of the Preferred Shares on a pro rata basis; provided, however, that in no event shall any Preferred
                         --------  -------
Share be converted hereunder if, as a result, any limitation on Conversion contained herein or in the Securities Purchase Agreement would be violated. On the Forced Conversion Date, each Holder will be deemed to have converted Preferred Shares with a Stated Value equal to (A) its pro rata share of the aggregate Stated Value specified in the Forced Conversion Notice minus (B) the Stated Value of any Preferred Shares converted by the Holder during the twenty-two trading days immediately preceding the Forced Conversion Date.

     (c)     Subsequent  Forced Conversion.  The Company may request one or more
             -----------------------------
Forced Conversions, provided that (i) there must be at least twenty-two (22) consecutive Trading Days between each such Forced Conversion and (ii) all Milestones must be satisfied prior to any such Forced Conversion.


9.     REDEMPTION.
       ----------

     (a)     Mandatory  Redemption.  In  the  event  that a Mandatory Redemption
             ---------------------
Event (as defined below) occurs, each Holder shall have the right to require the Company to redeem all or any portion of the Preferred Shares held by such Holder (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined
     ---------------------
herein). In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "Mandatory Redemption Notice") to the
                                            ---------------------------
Company at any time on or before 6:00 p.m. (eastern time) on the third (3rd) Business Day following the Business Day on which the Mandatory Redemption Event to which such Mandatory Redemption Notice relates is no longer continuing. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date") and the number of such shares to be
                 -------------------------
redeemed.

     (b)     Mandatory  Redemption Event.  Each of the following events shall be
             ---------------------------
deemed  a  "Mandatory  Redemption  Event":
            ----------------------------

          (i) the Company fails to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon conversion of any Preferred Shares, or as and when required by the terms of a Warrant upon exercise of such Warrant, and such failure continues for ten (10) Business Days;

          (ii) the Company fails to file the Registration Statement on or before the Filing Deadline (as defined in the Registration Rights Agreement); or

          (iii)     a  Change  of  Control  occurs.

     (c)     Mandatory Redemption Price.  The "Mandatory Redemption Price" shall
             --------------------------        --------------------------
be  equal  to  (i)  the  Stated  Value  of  the  Preferred Shares being redeemed multiplied  by  one  hundred  and  one  percent  (101%)  plus  (ii)  accrued and
--------------                                           ----
unpaid  Dividends  thereon.

     (d)     Payment  of  Mandatory  Redemption  Price.
             -----------------------------------------

          (i) The Company shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption on the later to occur of (i) the fifth
(5th) Business Day following the Mandatory Redemption Date and (ii) the date on which the Preferred Shares being redeemed are delivered by the Investor to the Company for cancellation (the "Mandatory Redemption Payment Date").
                                   ------------------------------------

          (ii) If Company fails to pay the Mandatory Redemption Price to the Holder on or before the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

10.     MISCELLANEOUS.
        -------------

     (a)     Transfer of Preferred Shares.  Upon notice to the Company, a Holder
             -----------------------------
may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Company shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

     (b)     Notices.  Any notice, demand or request required or permitted to be
             -------
given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If  to  the  Company:

          Citadel  Security  Software  Inc.
          8750 N. Central Expy.
          Suite 100
          Dallas, TX 75231
          Attn: Steven B. Solomon
          Phone: (214) 750-2454
          Fax:  (214)  520-0034

          with  a  copy  to:

          David  Allen  Wood,  P.C.
          12770  Coit  Road,  Suite  1100
          Dallas,  Texas  75251
          Attn:     David  A.  Wood
          Tel:     (972)  458-0300
          Fax:     (972)  458-0301


and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Company.

     (c)     Lost  or  Stolen  Certificate.  Upon  receipt  by  the  Company  of
             -----------------------------
evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company and the Transfer Agent, and upon surrender and cancellation of such certificate if mutilated, the Company shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

     (d)     No  Voting  Rights.  Except  as  provided  by  applicable  law  and
             ------------------
paragraph 10(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Company; provided that the Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

     (e)     Remedies.  The remedies provided to a Holder in this Certificate of
             --------
Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation or under any Transaction Document (as defined in the Securities Purchase Agreement), at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (f)     Failure  or Delay not Waiver.  No failure or delay on the part of a
             -----------------------------
Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     (g)     Protective  Provisions.
             ----------------------

          So long as shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of outstanding shares of Series A Preferred Stock:

               (i) alter, change, modify or amend (x) the terms of the Series A Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series A Preferred Stock;

               (ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series A Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

               (iii) increase the authorized number of shares of Series A Preferred Stock;

               (iv) re-issue any shares of Series A Preferred Stock which have been converted or redeemed in accordance with the terms hereof;

               (v) issue any Pari Passu Securities or Senior Securities (other than revolving credit and term loan facilities in an amount not to exceed $3.5 million);

               (vi) redeem, or declare, pay or make any provision for any dividend or distribution with respect to Junior Securities; or

               (vii) issue any Series A Preferred Stock except pursuant to the terms of the Securities Purchase Agreement.

     In the event that the Holders of at least two-thirds of the outstanding shares of Series A Preferred Stock agrees to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock pursuant to the terms hereof, then the Company will deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting
                                         ------------------
Holders shall have the right for a period of thirty (30) days following such delivery to convert their Preferred Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Preferred Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has executed this Certificate of Designation as of the 9th day of February, 2004.



CITADEL SECURITY SOFTWARE INC.


By:           /s/ Steven B. Solomon
   --------------------------------------
       Name:      Steven B. Solomon
       Title:     Chief Executive Officer

                                                                       EXHIBIT A
                                                                      ----------

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series A Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). ______________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of CITADEL SECURITY SOFTWARE INC. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation. Unless otherwise specified in writing to the Company, the undersigned represents to the Company that the shares of Common Stock covered by this notice have been or will be sold pursuant to the terms of an effective registration statement.

                         Date  of  Conversion:
                                              ----------------------------------

                         Stated Value of
                         Preferred Stock to be Converted:
                                                         -----------------------

                         Applicable Conversion Price:
                                                     ---------------------------

                         Number of Shares of
                         Common Stock to be Issued:
                                                   -----------------------------

                         Name of Holder:
                                        ----------------------------------------

                         Address:
                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                         Signature:
                                      ------------------------------------------
                                      Name:
                                      Title:

Holder  Requests  Delivery  to  be  made:  (check  one)
----------------------------------------

[ ]   By  Delivery  of  Physical  Certificates  to  the  Above  Address

[ ]   Through  Depository  Trust  Corporation
      (Account_____________________)